Exhibit 99.1

Press Release – Mifflintown, PA – February 5, 2015 Juniata Valley Financial Corp. Announces Earnings and Declares Dividend

Marcie A. Barber, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC BB: JUVF), announced that net income and earnings per share for the quarter ended December 31, 2014 were $1,092,000 and $0.26, respectively, compared to $967,000 and $0.23, respectively, for the quarter ended December 31, 2013. The fourth quarter of 2014 results represented a 12.9% increase in net income and an earnings per share increase of 13.0% in comparison to the fourth quarter of 2013. For the full year 2014, net income of $4,216,000 and earnings per share of $1.01 represented increases of 5.4% and 6.3%, respectively, when compared to the results for the full year 2013.

Comparative earnings and key performance ratios for Juniata Valley Financial Corp. are presented in the table below, including return on average assets (ROA), return on average equity (ROE) and earnings per share (EPS).

	Quarter Ended:				Year Ended:
	December 31, 2014		December 31, 2013		December 31, 2014	December 31, 2013
	Results		Results		Results	Results
Net Income	$1,092,000		$967,000		$4,216,000	$4,001,000
ROA	0.91	%*	0.86	%*	0.90%	0.89%
ROE	8.56	%*	7.86	%*	8.31%	8.07%
EPS (basic and fully diluted)	$0.26		$0.23		$1.01	$0.95

* annualized

During the fourth quarter of 2014, average earning assets increased by $30,439,000, or 7.4%, as compared to the fourth quarter of 2013, due to increases in both average loans and investment securities. During the fourth quarter of 2014, loans outstanding were higher on average by $9,931,000, or 3.5%, than in the fourth quarter of 2013 and investments in securities in the fourth quarter of 2014 exceeded the same quarter in the prior year by $20,833,000, or 16.3%. The growth in earning assets was funded to a large extent through the issuance of long and short-term debt and to a lesser extent by deposit growth. Average borrowings were $28,553,000 higher in the fourth quarter of 2014 compared to the fourth quarter of 2013, while deposits increased by $1,841,000 on average. The increase in earning assets resulted in an increase in net interest income of $200,000 in the fourth quarter of 2014 as compared to the fourth quarter of 2013 despite a decrease in the net interest margin (which is net interest income expressed as a percentage of average interest-earning assets) from 3.57% to 3.51%.

Comparing results for the full years 2014 and 2013, net interest income was higher by $500,000, or 3.6%, in 2014, and the net interest margin, on a fully tax-equivalent basis, was seven basis points lower, at 3.48% in the 2014 period.

Credit quality continued to improve in 2014. As of December 31, 2014, non-performing loans as a percentage of outstanding loans were 1.91%, improving from 2.23% at December 31, 2013. For the quarter ended December 31, 2014, the loan loss provision was $110,000, versus $149,000 for the fourth quarter of 2013. For 2014, the total provision for loan losses was $357,000 as compared to $415,000 in 2014.

Non-interest income was $1,151,000 in the fourth quarter of 2014 reflecting an increase of $73,000 over the $1,078,000 earned in the fourth quarter of 2013. Customer service fees, revenues from mortgage banking activities and fee income from trust estate settlements each increased in comparison to the previous year’s fourth quarter. These increases were partially offset by a slight reduction in commissions received from the sale of non-deposit products and fees derived from loan activity.

For the full year 2014, non-interest income was $4,334,000, 2.4% higher than in 2013. Significantly impacting non-interest income in 2014 was a gain of $165,000 from death benefits related to bank-owned life insurance. The positive impacts of the death benefits and aforementioned trust fees were partially offset by a reduction in fees and gains related to loans originated and sold in the secondary market.

Non-interest expense in the fourth quarter of 2014 was $3,495,000, an increase of 1.8% in comparison to the non-interest expense in the fourth quarter of 2013. Increases in employee compensation expense and data processing expense were mostly offset by reductions in bank shares tax and lower amortization of the bank’s investment in a low-income housing partnership.

For the full year 2014, non-interest expense increased by $424,000, or 3.2%, as compared to the previous year. Combined employee compensation and benefits expense increased in 2014 by $292,000 over the previous year, primarily as a result of staffing increases and employee incentive programs. Data processing expense increased by $95,000, as the Bank introduced more electronic services to its customers. Amortization expense associated with the Bank’s investment in a low-income housing project was $479,000 in 2014 compared to $448,000 in 2013, during which the amortization expense first became applicable. The amortization expense was offset by the benefit of the tax credit from the project, recorded as a reduction in the provision for income taxes. Costs associated with fraud protection and foreclosure activities increased, while other non-interest expenses, including FDIC insurance and director’s compensation, declined.

The tax provisions for each period discussed above reflected the application of the aforementioned low income housing tax credit. For the fourth quarter of 2014 the tax credit reduced the effective tax rate from 24.9% to 13.5%. In the fourth quarter of 2013, the effective tax rate declined from 22.8% to 4.5%. For full year 2014, the tax credit reduced the effective tax rate from 23.2% to 11.1% as compared to 2013, when the tax credit reduced the effective tax rate from 23.5% to 11.2%.

Total assets of $480.5 million on December 31, 2014 represented an increase of 7.1% from December 31, 2013. Loans outstanding grew by 6.2% and investment securities by 13.4%, funded primarily by issuance of long and short term debt.

“Strong earning asset growth in 2014 contributed to financial results which compare favorably to our peer group,” Ms. Barber commented. “We are excited about the additional electronic services planned for 2015 for business and consumer clients and expect these enhancements will expand our customer base beyond our geographic footprint.”

On January 20, 2015, Juniata Valley Financial Corp.’s Board of Directors declared a cash dividend of $0.22 per share, payable on March 2, 2015 to shareholders of record on February 13, 2015.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with twelve community offices located in Juniata, Mifflin, Perry and Huntingdon Counties. In addition, Juniata Valley owns 39.16% of Liverpool Community Bank, which it carries under the equity method of accounting. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades over the counter under the symbol JUVF.

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata Valley is making forward-looking statements. Such information is based on Juniata Valley’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this “forward looking” information. Many factors could affect future financial results. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata Valley, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata Valley’s filings with the Securities and Exchange Commission.